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                                                                  EXHIBIT 2.6.3




                                 March 7, 1997



DI Industries, Inc.
450 Gears Road, Suite 625
Houston, Texas  77067

Dear Sirs:

         The undersigned understands that DI Industries, Inc. ("Parent"), Drillers, Inc. ("Purchaser") and Grey Wolf Drilling Company (the "Company") are entering into an Agreement and Plan of Merger (the "Agreement") pursuant to which Company will be merged with and into the Purchaser (the "Merger") and whereby each share of the Company's common stock, without par value (the "Company Common Stock") issued and outstanding immediately as of the effective date of the Merger will be converted into the right to receive cash and shares of the Parents common stock, par value $.10 per share ("Parent Common Stock").

         The undersigned is a stockholder of the Company (the "Shareholder") and is entering into this letter agreement to induce you to enter into the Agreement and to consummate the transactions contemplated thereby. Capitalized terms used herein without definition are used as they are defined in the Agreement

         The Shareholder confirms his agreement with Parent as follows:

         1. The Shareholder represents, warrants and agrees that he is the record or beneficial owner of 667,000 shares of Company Common Stock (collectively, the "Shares"), all free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind except as disclosed in writing on a schedule attached to this letter agreement and made a part hereof. The Shareholder does not own or hold any rights to acquire any shares of the capital stock of Parent or any interest therein or any voting rights with respect to any shares, except pursuant to the Agreement.

         2. The Shareholder agrees that, from the date hereof until the Agreement is terminated in accordance with its terms, he will not, and will not permit any entity controlled by the Shareholder to, (i) contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (x) pursuant to the Merger or (y) with Parent's prior written consent, (ii) consent to any amendment to the articles of incorporation of the Company or (iii) encumber any Shares.

         3. The Shareholder agrees that, from the date hereof until the Agreement is terminated in accordance with its terms, all of the Company Common Stock (including the Shares) beneficially owned by the Shareholder, or over which the Shareholder has voting power or control, directly or indirectly, will be voted by the Shareholder to approve the Agreement, the Merger, and the transactions contemplated by the Agreement and that such shares will not be voted in favor of any other Acquisition Proposal (as such term is defined in the Agreement) during such period.

         4. The Shareholder agrees to cooperate fully with Parent in connection with the Agreement and to support transactions contemplated thereby. The Shareholder agrees that he will not, and will not instruct his agents, employees or representatives or the officers, employees, agents or representatives of the Company to, directly or indirectly, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

         5. None of the information relating to the Shareholder to be supplied in writing by the Shareholder specifically for inclusion in the Registration Statement (and any amendments thereof), at the time the Registration Statement becomes effective or at the time that the prospectus/proxy statement contained therein is first published, sent or given to the Company's stockholders, shall contain any untrue statement of a material fact or omit to state any



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DI Industries, Inc.
March 7, 1997
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material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          6. The Shareholder has been advised that the issuance of Parent Common Stock to him pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) the Shareholder may be deemed to be an affiliate of the Company, and (b) other than as set forth in the Agreement, the distribution by the Shareholder of the Parent Common Stock has not been registered under the Act, the Shareholder agrees that he will not sell, transfer or otherwise dispose of Parent Common Stock issued to him in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been made pursuant to an effective registration statement under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the Staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

         7. There does not exist any plan or intention by Shareholder to engage in a sale, exchange, transfer, distribution, pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition of any shares of Parent Common Stock to be received by him in the Merger.

         8. Notwithstanding anything to the contrary contained elsewhere in this letter agreement, it is expressly stipulated and provided that the agreements and undertakings of Shareholder under this letter agreement are subject to the provisions set forth in Section 4.2 of the Agreement concerning the duties of directors, acting in their capacity as a director, with respect to unsolicited bona fide written Acquisition Proposals received from any person; and Shareholder in his capacity as a director shall be entitled to take any action which the Company or its directors are authorized to take in response to or with respect to any such unsolicited Acquisition Proposal under the provisions of said Section 4.2.

         9. This letter agreement, together with the Agreement and the Escrow Agreement of even date therewith referred to therein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and shall not be assigned by operation of law or otherwise; provided that the Parent may assign any of its rights and obligations to any wholly owned subsidiary of Parent, but no such assignment shall relieve the Parent of its obligations hereunder.

         10. The invalidity or unenforceability of any provision of this letter agreement in any jurisdiction shall not affect the validity or enforceability of any other provisions of this letter agreement, which shall remain in full force and effect in such jurisdiction, or the validity or enforceability of such provision in any other jurisdiction. The Shareholder acknowledges that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder contained herein. It is accordingly agreed that, in addition to any other remedies that may be available to Parent upon the breach by the Shareholder of such covenants and agreements, Parent shall have the right to obtain injunctive relief to restrain any breach or threatened breach of such covenants or agreements or otherwise to obtain specific performance of any of such covenants or agreements.

         11. This letter agreement shall be governed by and construed in accordance with the laws of the State of Texas regardless of the laws that might otherwise govern under principles of conflicts of laws applicable hereto. Any judicial proceeding brought against any party hereto with respect to this letter agreement, or any transaction contemplated hereby, may be brought in the Federal District Court for the Southern District of Texas and, by execution and delivery of this letter agreement, each of the parties hereto (i) accepts, generally and unconditionally, the nonexclusive jurisdiction of such court and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this letter agreement, subject, in each case, to all rights to appeal such decisions to the extent available to the parties and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.



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DI Industries, Inc.
March 7, 1997
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Each party hereto hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified in the letter agreement, and service so made shall be deemed completed on the fifth business day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         12. This letter agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         13. This letter agreement may be terminated at the option of any party at any time after termination of the Agreement in accordance with its terms.

         14. The undersigned agrees not to trade in Parent Common Stock during the twenty (20) consecutive days preceding the Effective Time of the Merger.

         Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                       Very truly yours,

                                       FELICITY VENTURES, LTD.



                                       /s/ J. K. B. Nelson
                                       ---------------------------------------
                                       J.K.B. Nelson, General Partner
                                       Address:
                                       1980 Post Oak Boulevard, Suite 1150
                                       Houston, Texas 77056-3808


Confirmed on the date
first above written

DI INDUSTRIES, INC.


By: /s/ T. P. Richards
    -----------------------------
    T. P. Richards, President